Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Completes Acquisition of Path Logic

Adds Specialized Anatomic Pathology Services

Fort Myers, Florida – July 08, 2014 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today announced that it has acquired Path Labs, LLC d/b/a Path Logic. Path Logic is a leading provider of specialized anatomic pathology services to Hospitals and physicians in Northern California. Path Logic provides high-quality Anatomic Pathology services with significant expertise in the sub-specialties of renal pathology, dermatopathology, women’s health and gastrointestinal and genitourinary pathology.

For 2013, Path Logic reported revenue of approximately $10 million and employed approximately 65 people. The acquisition purchase price was $6.0 million. The transaction includes Path Logic’s main laboratory in West Sacramento, California as well as satellite facilities in Santa Ana and Fresno California. Path Logic will operate as a wholly-owned subsidiary of NeoGenomics to provide specialized anatomic pathology services for NeoGenomics’ clinical trials and pathology clients across the country.

Douglas M. VanOort, NeoGenomics Chairman and CEO, commented “Path Logic has earned a reputation as one of the highest quality Anatomic Pathology Laboratories in California. The staff of outstanding specialized Pathologists, with capabilities in Dermatopathology, Nephropathology, Women’s Health and GI/GU Pathology will further build and diversify NeoGenomics’ specialized testing as a “one-stop shop” for highly specialized AP testing services. With this expanded capability, both our clinical trial clients and our hospital and pathology-based clients will have access to an expanded product line and consulting expertise.”

Mr. VanOort continued, “We estimate that $3-4 million of revenue synergies can be realized in relatively short order as a result of our existing customers and Path Logic’s customers having access to each other’s testing menus and capabilities. In addition, as redundant costs are eliminated during the remainder of this year, we expect the acquisition of Path Logic to be accretive to our earnings within six months.”

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics diagnostic testing, the fastest growing segment of the laboratory industry. The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing. Headquartered in Fort Myers, FL, NeoGenomics has labs in Nashville, TN, Irvine, CA, Tampa, FL and Fort Myers, FL. NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Interested parties can also access investor relations material from Hawk Associates at http://www.hawkassociates.com or neogenomics@hawk.com and from Zack’s Investment Research at http://www.zacks.com or scr@zacks.com.

Forward Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements, Actual results could differ materially from such statements expressed or implied herein. Factors that might cause such a difference include, among others, the company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan. As a result, this press release should be read in conjunction with the company’s periodic filings with the SEC.

For further information, please contact:

NeoGenomics, Inc.	Hawk Associates, Inc.
Steven C. Jones	Ms. Julie Marshall
Director of Investor Relations	(305) 451-1888
(239) 325-2001	neogenomics@hawkassociates.com
sjones@neogenomics.com

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